Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:

Provident New York Bancorp/Investors:	Sterling Bancorp:
Luis Massiani	John Tietjen
Chief Financial Officer	Chief Financial Officer
massianil@pbcpny.com	john.tietjen@sterlingbancorp.com
845.369.8040	212.757.8035

Media:	Investors:
Jenna Focarino	Edward Nebb
jfocarino@torrenzano.com	Comm-Counsellors, LLC
212.681.1700	enebb@optonline.net
203.972.8350

PROVIDENT NEW YORK BANCORP AND STERLING BANCORP TO
MERGE, CREATING A PREMIER NEW YORK METRO BANKING
FRANCHISE

Combined company to be named Sterling Bancorp
Assets approaching $7 billion

MONTEBELLO and NEW YORK, NY— (April 4, 2013) – Provident New York Bancorp (NYSE: PBNY) and Sterling Bancorp (NYSE: STL) announced today they have entered into a definitive merger agreement in a stock-for-stock transaction valued at $344 million, based on the closing price of Provident New York Bancorp common stock on April 3, 2013. The merger will create a combined financial services firm specializing in serving small-to-middle market commercial and consumer clients in the greater New York metropolitan area.

In the merger, Sterling Bancorp shareholders will receive a fixed ratio of 1.2625 shares of Provident New York Bancorp common stock for each share of Sterling Bancorp common stock.  Upon closing, Provident New York Bancorp shareholders will own approximately 53% of stock in the combined company; Sterling Bancorp shareholders will own approximately 47%.  Combined, the companies had annualized pro forma revenue of $257 million and $41 million in net income for the 2012 calendar year, and upon completion of the merger will have nearly $7 billion in assets. The merger is expected to generate approximately $34 million in fully phased-in annual cost savings or approximately 18% of the expected combined expense total. The merger is expected to be accretive to Provident New York Bancorp’s earnings per share in 2014, excluding the impact of the potential revenue enhancement opportunities.

Provident New York Bancorp expects to raise $80 million through a debt offering prior to the closing of the transaction and anticipates using the net proceeds to fund a capital contribution to Provident Bank, redeem Sterling’s trust preferred securities and for general corporate purposes.

Beginning with the first dividend payment after closing and subject to board approval, Provident New York Bancorp currently intends to increase its regular quarterly cash dividend on its common stock to $0.07 per share – this will result in current shareholders of Sterling Bancorp common stock maintaining a consistent dividend payment after the closing of the transaction.

“This merger is a tremendous opportunity for Provident and a significant step in our strategy to expand within the greater New York metropolitan area. It provides greater diversity of product sets, clients, and revenue streams while presenting considerable potential to build our small-to-middle market and consumer client bases. The combined business will be a more effective competitor in the marketplace than either company on its own,” said Jack L. Kopnisky, president and CEO of Provident New York Bancorp. “Sterling Bancorp’s established record of growth and profitability will provide continued value for shareholders of both organizations.”

“This is the right transaction for Sterling Bancorp’s shareholders, customers and communities,” said Louis J. Cappelli, Sterling Bancorp’s chairman and chief executive officer. “For shareholders, it provides a premium to the current value of our stock and creates a banking institution with even greater competitive strength, growth potential and profitability. Customers will have an expanded range of financial solutions, delivered by a team with a shared focus on superior service. And our communities will benefit from the presence of a strong, soundly managed financial institution committed to serving businesses and individuals across our markets.”

Brand Name to be Sterling National Bank

Upon closing, Provident Bank will convert to a national bank charter and adopt the Sterling name, as will the holding company.

“Sterling’s name is highly respected and allows us to grow beyond our combined footprint. The Provident name has served us well, but has limited our growth in New Jersey. Adopting the Sterling name will enable us to extend our brand to a broader regional market,” continued Kopnisky.

Leadership

The leadership team of the combined company will be assembled from both organizations with Provident New York Bancorp’s Jack Kopnisky serving as chief executive officer for the combined company and Luis Massiani serving as chief financial officer. Sterling Bancorp’s Louis

J. Cappelli will serve as chairman of the board of directors.  Other key executive positions will be drawn from the senior management of both organizations.

The Board of Directors of the combined company is expected to have 13 members at closing, with seven members selected from among Provident directors and six selected from among Sterling directors. Along with Messrs. Cappelli and Kopnisky, Provident New York Bancorp’s current chairman of the board, William F. Helmer, will be appointed to the board of directors of the combined company. Current Sterling Bancorp president and director John C. Millman also will be appointed to the board of directors and will serve as a senior advisor to the combined company. The remainder of the board of directors will be announced by the anticipated closing in the fourth calendar quarter of 2013.

Approvals

The transaction, which has been approved by the boards of directors of both companies, is expected to close in the fourth calendar quarter of 2013. The transaction is subject to approval by shareholders from both companies, regulatory approval and other customary closing conditions.

Sterling Bancorp will reschedule its annual meeting, originally scheduled for May 2, 2013, and will hold a special meeting at a later date to vote on the transaction.

Advisors

Bank of America Merrill Lynch and Credit Suisse Securities (USA) LLC served as financial advisors to Provident New York Bancorp and each rendered a fairness opinion in connection with the transaction. Wachtell, Lipton, Rosen & Katz is acting as Provident’s legal counsel. J.P. Morgan Securities LLC and Keefe Bruyette & Woods, a Stifel Company, served as financial advisors to

Sterling Bancorp and each rendered a fairness opinion in connection with the transaction. Sullivan & Cromwell LLP is acting as Sterling’s legal counsel.

Investor Conference Call

A joint conference call to discuss the transaction is scheduled for 10:00 a.m. EDT, April 4, 2013. Interested parties are invited to listen in by dialing 866-551-3680 and entering pin number 77018076#. A presentation regarding the transaction will be discussed on this call and will be available for download at www.providentbanking.com on the investor relations page.

About Provident New York Bancorp

Provident New York Bancorp (NYSE: PBNY), with $3.8 billion in assets, is a growing financial services firm that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York metropolitan area through teams of dedicated and experienced relationship managers. Provident Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit www.providentbanking.com.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.7 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and special focus on serving the business community. Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit. For more information, visit www.snb.com.

FORWARD-LOOKING STATEMENTS

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Provident New York Bancorp and Sterling Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Provident and Sterling, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.   These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Provident’s and Sterling’s   reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Provident and Sterling shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Provident and Sterling businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Provident’s stock price before closing, including as a result of the financial performance of Sterling prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Provident will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Provident and Sterling and a prospectus of Provident, as well as other relevant documents concerning the proposed transaction.  Sterling will mail the joint proxy statement/prospectus to its stockholders.  SHAREHOLDERS OF PROVIDENT AND STERLING ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about Provident and Sterling at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Provident’s website at www.providentbanking.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or at Sterling’s website at www.snb.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Provident, Sterling and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Provident and Sterling’s shareholders in connection with the proposed merger. Information about the directors and executive officers of Provident and their ownership of Provident common stock is set forth in the proxy statement for Provident’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 10, 2013. Information about the directors and executive officers of Sterling and their ownership of Sterling common stock is set forth in the proxy statement for Sterling’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 3, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.